EXHIBIT 10.33

FOURTH AMENDMENT TO THE
TYSON FOODS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT
AND LIFE INSURANCE PREMIUM PLAN

THIS FOURTH AMENDMENT is made on this 15th day of November, 2012, by TYSON FOODS, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company maintains the Tyson Foods, Inc Supplemental Executive Retirement and Life Insurance Premium Plan (the “Plan”) originally effective as of March 12, 2004 and as most recently amended and restated as of March 1, 2007;

WHEREAS, the Company desires to amend the Plan to revise the manner in which insurance premiums are calculated in determining life insurance premium payment benefits that are provided under the Plan; and

WHEREAS, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

NOW, THEREFORE, the Company does hereby amend the Plan, effective as of October 1, 2012, by deleting the first and second sentences of Section 6.1 and by substituting therefor the following:

“The LIP benefit is an annual amount payable during the period that the Participant is an Active Participant and is equal to the sum of (a) the amount of the annual premium due under the policy described in Section 3.2, reduced by the portion of such annual premium payable by the Participant as and to the extent determined by the Plan Administrator, plus (b) the amount determined under Clause (a) multiplied by the tax withholding rate for supplemental wages applicable to the Participant. The face amount of the death benefit under the policy shall depend upon the type of policy designated by the Plan Administrator pursuant to Section 3.2 for the Participant and the Participant's band level as an Eligible Contracted Officer, as in effect on the applicable policy anniversary date of each calendar year.”

Except as specifically amended hereby, the Plan shall remain in full force and effect prior to this Fourth Amendment.

IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed on the day and year first above written

TYSON FOODS, INC.

By:	/s/ Dennis Leatherby

Title:	EVP and CFO

ATTEST:

By: /s/ R. Read Hudson

Title: VP, Assoc. GC and Secretary

[CORPORATE SEAL]

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